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                                   FORM 8-K
                                   --------

                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                CURRENT REPORT
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                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934




Date of Report (date of earliest event Reported) October 18, 1995
                                                 ----------------




                        THE COLUMBIA GAS SYSTEM, INC.
                        -----------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                1-1098                        13--1594808
    -----------------           ----------                  -----------------
(State of other jurisdiction    (Commission                  (IRS Employer
      of incorporation          File Number)               Identification No.)

                20 Montchanin Road, Wilmington, Delaware 19807
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                   (Address of principal executive offices)


      Registrant's telephone number, including area code (302) 429-5000
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Item 5.  Other Events

         Information contained in a News Releases dated October 16 and October 18, 1995, is incorporated herein by reference.





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                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         The Columbia Gas System, Inc.
                                         -----------------------------
                                                (Registrant)




                                         By   /s/ R. E. Lowe
                                           --------------------
                                              Vice President &
                                              Controller



Date: October 18, 1995


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Contacts:      Media -     W. R. McLaughlin  (302) 429-5443
                           H. W. Chaddock  (302) 429-5261
               Analysts -  K. P. Murphy (302) 429-5471


FOR IMMEDIATE RELEASE                                     October 16, 1995



                  FEDERAL DISTRICT COURT APPROVES SETTLEMENT
       OF CLASS ACTION LAWSUITS FILED BY COLUMBIA GAS SECURITY HOLDERS

         Wilmington, Del. -- The Columbia Gas System, Inc., (NYSE:CG) reported that U.S. District Court Judge Joseph Farnan Jr. today ruled that a $36.5 million settlement resolving class action lawsuits alleging securities laws violations is fair and reasonable. He will issue an order dismissing the litigation.

         The lawsuits were filed against the Corporation, its independent public accountants, the underwriters for the Corporation's 1990 common stock offering, and certain officers and directors of the Corporation and Columbia Gas Transmission Corporation by various security holders on behalf of a purported class of all such security holders.

         Judge Farnan also approved plaintiff counsel fees and expenses totaling $12.26 million, which will be deducted from the $36.5 million settlement amount.

         Columbia's portion of the $36.5 million settlement is approximately $16.5 million with the remainder shared among the insurance carrier for the directors and officer defendants and the other defendants to the litigation. The Corporation's contribution to the settlement fund is subject to the approval of U.S. Bankruptcy Court for the District of Delaware as part of the Corporation's reorganization plan. Payments to security holders will be made after Columbia emerges from Chapter 11.

         The Columia Gas System, Inc., and Columbia Gas Transmission have been operating as debtors-in-possession under Chapter 11 of the Bankruptcy Code since July 31, 1991. Confirmation hearings on filed plans of reorganization are scheduled for November, and the companies anticipate emergence from Chapter 11 protection prior to the end of this year.

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Contacts:      Media -        H. W. Chaddock (302) 429-5261
                              W. R. McLaughlin (302) 429-5443
               Analysts -     T. L. Hughes (302) 429-5363
                              K. P. Murphy (302) 429-5471

FOR IMMEDIATE RELEASE                                          October 18, 1995

              PRELIMINARY TALLY INDICATES COLUMBIA GAS' CREDITORS
            AND SHAREHOLDERS ACCEPT CHAPTER 11 REORGANIZATION PLANS;
                     COMPANY RECEIVES FAVORABLE IRS RULING

         WILMINGTON, DEL. -- The Columbia Gas System, Inc., (NYSE:CG) today announced two favorable developments in its Chapter 11 bankruptcy proceedings.

         Columbia said that preliminary results compiled by its balloting agent indicate that the separate Chapter 11 reorganization plans filed by the Corporation and by Columbia Gas Transmission Corp., its principal pipeline subsidiary, have been accepted by the necessary majorities of each company's creditors and the Corporation's shareholders. Balloting on the plans was concluded Friday, October 13.

         The Corporation also announced that the Internal Revenue Service has issued a ruling that payments Columbia Gas Transmission will make to producers under its reorganization plan are deductible in the year in which the payments are made. The issuance of the IRS ruling was a condition of both the Corporation's and Columbia Transmission's reorganization plans.

         Columbia System Chairman and CEO Oliver G. Richard III said he was "elated with the results of the balloting and the favorable ruling by the IRS, which eliminate two major hurdles in our bankruptcy proceedings. We are increasingly optimistic that our plans of reorganization will be confirmed and we will be able to emerge from Chapter 11 before the end of the year."

         Richard said final results of the balloting will be available by November 13, 1995, the scheduled date for the commencement of the confirmation hearings on both plans.

         The two companies have been operating as debtors-in-possession under the U.S. Bankruptcy Code since July 31, 1991.

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